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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 25, 2003



                            TITAN INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its Charter)
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

                 ILLINOIS                      1-12936                             36-3228472
        (State of Incorporation)       (Commission File Number)     (I.R.S. Employer Identification No.)
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                      2701 SPRUCE STREET, QUINCY, IL 62301
          (Address of principal executive offices, including Zip Code)


                                 (217) 228-6011
              (Registrant's telephone number, including area code)

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INFORMATION TO BE INCLUDED IN THIS REPORT


Items 1 through 4, item 6 and items 8 through 12 are inapplicable and are omitted from this Report.



Item 5.           OTHER EVENTS



         Titan International, Inc. ("Titan" or the "Company") amends its term loan with General Electric Capital Corporation and its revolving loan agreement with LaSalle Bank National Association. Major revisions contained in the amendments include changes for increased flexibility regarding certain financial covenants, changes regarding prepayments, and the release of liens on certain assets. As part of these two amendments, the termination date was changed to January 14, 2005 from December 21, 2006. Copies of the amendments are filed as Exhibits 10(a) and 10(b) to this Report.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS



         (a)      Not applicable



         (b)      Not applicable



         (c)      Exhibits

                  10(a) First Amendment to Credit Agreement made and entered into as of July 25, 2003, by and among the Company and General Electric Capital Corporation

                  10(b) First Amendment to Loan Agreement entered into as of July 25, 2003, among the Company and LaSalle Bank National Association




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         TITAN INTERNATIONAL, INC.
                                                (Registrant)



Date:  July 29, 2003            By:     /s/ Kent W. Hackamack
                                   -----------------------------------
                                         Kent W. Hackamack
                                         Vice President of Finance and Treasurer
                                        (Principal Financial Officer and
                                         Principal Accounting Officer)




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                                  EXHIBIT INDEX


Exhibit No.                 Description
-----------                 -----------



10(a) First Amendment to Credit Agreement made and entered into as of July 25, 2003, by and among the Company and General Electric Capital Corporation

10(b) First Amendment to Loan Agreement entered into as of July 25, 2003, among the Company and LaSalle Bank National Association












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